                                                                   EXHIBIT 10.34

                                                               Execution Version



                                                     October 5, 2000


Ms. Candice Carpenter
799 Park Avenue
Apartment 20B
New York, New York  10021

Dear Candice:

         This letter, when mutually executed, will constitute the agreement between iVillage Inc. (the "Company") and you regarding the terms and conditions of your new role with the Company (the "Agreement").

          1.   Title and Role.

               a. Chairperson of the Board. Effective as of August 1, 2000 (the "Effective Date"), you have resigned as Chief Executive Officer of the Company and have, at the request of the Company's Board of Directors, assumed the role of Chairperson of the Board of Directors of the Company, with responsibility for chairing meetings of the Company's Board of Directors, chairing the Strategy Committee of the Board (currently comprised of Habib Kairouz, Lennert J. Leader, Daniel Schulman and yourself) and all other responsibilities and obligations generally associated with such title. You shall not have any other management, operational or day-to-day responsibilities with the Company, nor have any direct management reports.

               b. Special Projects. Notwithstanding the foregoing, you have agreed to remain available to the Company as an employee for special projects, as and to the extent mutually agreed upon and as your time permits, and will receive the compensation and benefits described herein until December 31, 2002 (the "Special Projects Period"), unless otherwise specified in this Agreement. Such special projects may include, without limitation, (i) at the request of the Company's Board and Chief Executive Officer, representing the Company on the boards of directors of various domestic (e.g. Unilever joint venture) and international (e.g. Tesco joint venture) joint ventures, whether now existing or hereafter created, (ii) at the request of the Company's Board and Chief Executive Officer, participating in the development of various strategic initiatives being considered by the Company from time-to-time; (iii) representing the Company at all conferences, events and speaking engagements for the remainder of calendar year 2000 to which you have already committed and which are designated on Attachment A attached hereto, including the proposed television pilot with the Public Broadcasting System ("PBS") provided that the Company's responsibility for any expenditures for such PBS television pilot shall be limited to $50,000 in the aggregate (including any expenses already incurred); and
                    (iv) beginning January 1, 2001, representing the Company at all conferences, events and speaking engagements mutually agreed by the Company and you; with the underlying general understanding being that you shall generally participate in such engagements dealing with women's issues, industry and social trends, and branding issues. You will not participate in financial, operational or similar conferences or events, however, you may participate either with the Chief Executive Officer or separately at Internet industry conferences with the Company's consent.

         2. Compensation and Benefits. In consideration of your acceptance of this Agreement, you shall receive the following:

               a. Salary. Payment at the rate of your current base salary ($400,000 annually), less all deductions required by law, through December 31, 2002 and payable in the manner and at the times of normal payroll, and after such date subject to extension and renegotiation upon mutual agreement of the parties;

               b. Insurance. The Company will continue to pay the premiums for medical insurance and provide you all the employee benefits which are currently available to you through the earlier of
                    (i) the end of the Special Projects Period or (ii) the date on which you commence full-time employment with another employer (subject to Section 5 hereof);

               c. Car Service. You shall continue to be entitled to utilize the car and driver service provided to you at the Company's expense through December 31, 2000;

               d. 2000 Bonus. Subject to approval by the Compensation Committee of the Board of Directors and the terms of the Company's senior management bonus plan, and if bonuses are paid to any member of the Company's senior management, payment of your fiscal year 2000 bonus pro-rated to reflect seven (7) months' service as the Company's Chief Executive Officer;

               e. Expenses. You will be reimbursed for reasonable, documented travel/business expenses, including conference fees, incurred by you in performing the duties described in paragraph 1(b) of this Agreement, in accordance with the Company's travel and entertainment expense policy, as may be amended from time to time.

               f. Stock Options. Any outstanding stock options to purchase the Company's common stock will continue to vest according to their current respective vesting schedules through the end of the Special Projects Period; provided, however, that the vesting schedule of any portion of any outstanding stock options which, according to their terms, would not vest prior to December 31, 2002 shall be amended to provide that such portion shall vest pro rata on a quarterly basis commencing on the date of this Agreement through December 31, 2002. Notwithstanding any conflicting terms in the Company's stock option plans under which such stock options were granted and subject to applicable law, the exercise period with respect to the options as described in this Agreement shall expire ninety (90) days after termination of the Special Projects Period. You shall be solely responsible, and the Company shall bear no liability, for your failure to timely exercise the options described in this Agreement;

               g. Promissory Note. Your promissory note to the Company dated June 5, 1998 in the principal amount of $500,000 shall be amended such that the maturity date of such note shall be extended to December 31, 2002 with all other terms and conditions thereof remaining the same;

               h. Support. You shall be entitled to utilize one (1) Company employee (initially contemplated to be Linda Blank) on a half-time basis to assist you with coordination of your speaking and other Company-related engagements pursuant to
                    Section 1(b); and (2) the Company shall pay $12,500 per month through December 31, 2002 for other reasonable expenses related to support for the duties you perform to paragraph 1(b) of this Agreement, payable quarterly in advance.

               i. Fees. You shall be entitled to keep any and all speaking fees and/or honoraria in connection with any conferences, events or speaking engagements attended pursuant to Section 1(b) above and any publication fees, advances or royalties. Notwithstanding the foregoing, you may not exploit, sell, or otherwise use for any purpose, any Company-owned and/or copyrighted content, materials and/or intellectual property for your personal benefit.

         3. Release. For and in consideration of the respective payments and obligations under this Agreement, as well as for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and as a material inducement to the parties to enter into this Agreement, you knowingly and voluntarily release, acquit and forever discharge the Company (including the Company's present, future and former stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, parents, subsidiaries, and affiliates), and all persons acting by, through, under or in concert with any of them (collectively, the "Releasees"), from any and all claims of any nature whatsoever, known or unknown, which exist, have existed or may arise from any matter arising out of or in any way related to your relationship, including your employment with, or departure from, the Company (collectively, "Claims"), or the execution of this Agreement (but excluding any claims that may hereafter arise concerning the performance of this Agreement), that you, including your heirs, executors, administrators, successors and assigns ever had, now have or at any time hereafter may have, own or hold against any of the Releasees. This Release shall include and apply to any rights and/or claims (i) arising under any contract, express or implied, written or oral; (ii) for wrongful dismissal or termination of employment; (iii) arising under any applicable federal, state, local or other statutes, orders, laws, ordinances, regulations or the like, or case law, that relate to employment or employment practices and/or, specifically, that prohibit discrimination based upon age, race, religion, sex, national origin, disability or any other unlawful bases, including without limitation, the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, as amended, the Civil Rights Acts of 1866 and 1871, as amended, the Americans with Disabilities Act of 1990, as amended, the Family Leave Act of 1993, as amended, the Employee Retirement Income Security Act of 1990, as amended, the Fair Labor Standards Act, as amended, the Vietnam Era Veterans' Readjustment Assistance Act, as amended, the Equal Pay Act, as amended, and any similar applicable statutes, orders, laws, ordinances, regulations or the like, or case law, of the State of New York or any political subdivision thereof, and all applicable rules and regulations promulgated pursuant to or concerning any of the foregoing statutes, orders, laws, ordinances, regulations or the like;
(iv) based upon any other federal, state or local statutes, orders, laws, ordinances, regulations or the like, or case law; (v) for tortious or harassing conduct, infliction of mental distress, interference with contract, fraud, libel or slander; and (vi) for damages, including without limitation, punitive or compensatory damages, or for attorneys' fees, expenses, costs, wages, injunctive or equitable relief. This Release and/or any payments made hereunder are not intended to be and shall not be construed as an admission or concession by the Company.

         4. Public Statements. The parties mutually agreed on the joint press release announcing your new role with the Company (the "Announcement"), which Announcement was issued concurrently with the Company's second quarter 2000 financial results press release and was announced on the analyst conference call discussing such results. Except as expressly provided herein or required by applicable law, regulation, court order or NASDAQ stock market rule, after the Effective Date the parties agree that they will not make, or cause to be made, any statements, observations or opinions, or communicate any information (whether oral or written) ("Statements") inconsistent with the Announcement that references or refers to (a) the terms of your new role with the Company; (b) the existence of this Agreement; or (c) any Statements, including Statements to the press or media, that disparage or are likely in any way to harm the reputation of each other, which in the case of the Company shall include any of its respective former, present or future directors, officers, stockholders or employees and which shall include Statements likely to damage each other's business opportunities and reputations. Further, in the event you are contacted by a member of the media regarding the Company, you agree that you will coordinate with the Company's public relations department, in addition to any other restrictions or conditions included within this Agreement, prior to responding.

         5. Events of Termination. This Agreement shall terminate prior to termination of the Special Projects Period upon any one of the following:

               a. The Board of Directors of the Company provides you with written notice of its intent to terminate your responsibilities without "Cause," in which case termination shall be effective on the date specified in such written notice. In the event of termination under this subsection
                    (a), the Company shall continue to pay and make available to you the compensation and benefits payable to you under
                    Section 2 through the respective dates specified in such
                    Section 2, and you shall continue to be an employee of the Company. Your rights under the Company's benefit plans of general application shall be determined under the provisions of those plans. You shall continue to comply with Sections 3, 4, 6, 7, 8, 10, 11, 12 and 13 of this Agreement after termination pursuant to this subsection (a).

               b. The Board of Directors of the Company determines, in good faith, that your employment should be terminated for "Cause" as defined in subsection (d) below, in which case termination shall be effective on the date that written notice of termination is hand-delivered to you by the Company (or, if the Company is unable to hand-deliver such notice to you, the date that such notice is mailed or faxed to you pursuant to Section 11). In the event of termination under this subsection (b), the Company shall pay you the compensation and benefits otherwise payable to you under
                    Section 2 through the effective date of termination, and the Company will have no obligation to pay you any salary, bonus or other compensation (including vesting of stock options) for the remainder of the Special Projects Period. Your rights under the Company's benefit plans of general application shall be determined under the provisions of those plans. You shall continue to comply with Sections 3, 4, 6, 7, 8, 10, 11, 12 and 13 of this Agreement after termination pursuant to this subsection (b).

               c. The effective date of any voluntary resignation by you without "Good Reason," defined as a breach of any material provision of Section 2 of this Agreement, which breach is not cured within thirty (30) days following delivery to the Company of written notice reasonably describing the alleged breach. In the event of termination under this subsection
                    (c), the Company shall pay you the compensation and benefits otherwise payable to you under Section 2 through the effective date of termination, and the Company will have no obligation to pay you any salary, bonus, or other compensation (including vesting of stock options) for the remainder of the Special Projects Period. Your rights under the Company's benefit plans of general application shall be determined under the provisions of those plans. You shall continue to comply with Sections 3, 4, 6, 7, 8, 10, 11, 12 and 13 of this Agreement after termination pursuant to this subsection (c).

               d. For purposes of Sections 5(a) and (b) above, "Cause" shall exist at any time after the happening of one or more of the following events:

                    (i) You have breached any material provision of this Agreement, including without limitation the provisions of Sections, 4, 6, 7, 8, 10 and 12 of this Agreement which breach is not cured within thirty (30) days following the delivery to you of written notice reasonably describing the alleged breach;

                    (ii) You have engaged in habitual neglect of your duties
                         under this Agreement which remains uncured following delivery to you of written notice reasonably describing the offending conduct and a reasonable opportunity to cure;

                    (iii) You have committed an act of dishonesty, or gross
                         misconduct, including, without limitation, your theft, misuse or unauthorized disclosure of proprietary information; or

                    (iv) You are convicted of a felony or a crime involving
                         moral turpitude.

               e. You provide the Company with written notice of termination of this Agreement for "Good Reason," as defined in subsection (c) above. Termination of this Agreement for Good Reason shall be treated as termination without Cause, and you shall remain an employee of the Company and be entitled to the compensation and benefits specified in Section 5(a).

               f. In the event that this Agreement is terminated for any reason before December 31, 2002, you will have no duty to mitigate the Company's obligations hereunder or your damages, if any.

               g. You agree and acknowledge that upon your execution of this Agreement, you shall only be entitled to the payments and benefits, if any, specified in Section 2 and such payments and benefits shall be in lieu of all other payments and benefits which might otherwise be payable to you by the Company.

         6. Non-Competition. During the Special Projects Period and for a period of six (6) months thereafter, you may not (i) directly or indirectly engage in any

Competitive Business (as defined below), whether such engagement shall be as an employer, officer, director, owner, employee, partner, stockholder or other participant, (ii) assist others in engaging in any Competitive Business in the manner described in the foregoing clause (i), or (iii) induce employees of the Company or its subsidiaries or affiliates to terminate their employment with the Company or such subsidiary or affiliate or engage in any Competitive Business. For purposes of this Agreement, "Competitive Business" means employment or engagement of any kind by or for Women.com networks, Oxygen Media and/or the creation, development, support, or assistance for any employer, entity or for yourself, of a women's general interest internet portal, unless a written waiver is obtained from the Company's Board of Directors. Subject to this paragraph, your acceptance of full-time or part-time employment during the term of this Agreement will not be considered a breach of this Agreement or a "voluntary resignation" under Section 5(c) above.

         7. Confidentiality. In addition to your obligations stated above and the confidentiality provisions of any other agreements between the Company and you, you will not, unless required by law and after reasonable notice to the Company, disclose to any other party any information regarding the following:

               a. Any non-public information (information shall not be considered "public" if it was previously disclosed by you in violation of this or any other agreement) regarding the Company's strategies, financial information, technology, personnel, intellectual property, practices, procedures, trade secrets, customer lists, product marketing or any other confidential or proprietary information; or

               b. The terms of this Agreement, the benefit being paid under it or the fact of its payment, except that you may disclose this information to your attorney, accountant or other professional advisor to whom you must make the disclosure in order for them to render professional services to you. You will instruct them, however, to maintain the confidentiality of this information just as you must.

         In addition, you agree not to use any such confidential or proprietary information of the Company for your own purposes.

         8. Return of Files. Upon termination of the Special Projects Period or any earlier termination of this Agreement, you will return to the Company all reports, files, memoranda, records and software, credit cards, cardkey passes, door and file keys, computer access codes or disks and instructional manuals and other physical or personal property that you received in connection with your prior work for the Company, including your former role as Chief Executive Officer of the Company that you then have in your possession and you shall not retain any copies, duplicates, reproductions or excerpts thereof.

         9. Directorship. The Company will use its best efforts to have you renominated as a Class III director at the next annual meeting. You agree that you shall not receive any fees or other compensation for your service as a director or Chairperson of the Board, except as otherwise provided in this Agreement or as hereafter provided to non-management Company directors.


         10. Severability. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by an arbitrator or court of competent jurisdiction to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom or modify the portion thus adjudicated to be invalid or unenforceable, such deletion or modification to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made and to be made only to the extent necessary to cause the provision as amended to be valid and enforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

         11. Choice of Law; Waiver; Notice. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule. No waiver, amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by each party hereto. No failure or delay by any party in exercising any rights, power or remedy under this Agreement shall operate as a waiver thereof or of any other right, power or remedy. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. Unless expressly provided otherwise herein, all such notices, requests, consents and other communications shall be deemed to have been delivered; (i) in the case of personal delivery or delivery by telecopy, on the date of such delivery; (ii) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch; and (iii) in the case of mailing, on the third business day after the posting thereof. Any notices shall be directed as follows: if to the Company to: iVillage Inc., 512 Seventh Avenue, 13th Floor, New York, NY 10018, Attention: Steven A. Elkes, Executive Vice President of Operations and Business Affairs, and if to you to the address set forth on the first page of this Agreement.

         12. Entire Agreement; Assignment. This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties hereto with respect to the subject matter hereof and unless otherwise noted herein, supersede all prior and contemporaneous agreements and understandings with respect thereto. Any section headings included herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, legal representatives and heirs; provided, however, that you may not assign this Agreement or any of your rights or interest herein, in whole or in part, to any other person or entity without the prior written consent of the Company. This

Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.

         13. Remedies. In the event any disputes, claims or controversies relating to or arising out of this Agreement cannot timely be resolved by good faith negotiations between the parties, the parties hereby agree to refer any such dispute, claim or controversy, except that which involves a right to injunctive relief, to any nationally recognized arbitrator selected by mutual agreement for settlement, which arbitration proceeding shall be kept strictly confidential. The arbitrator's decisions shall be final and binding upon the parties and judgment may be entered thereon in any court. All costs and expenses, including legal fees, of any such arbitration proceeding shall be the responsibility of the losing party. Notwithstanding the foregoing, the parties acknowledge and agree that the Company will have no adequate remedy at law for any breach or alleged breach by you of this Agreement and that the Company shall be entitled to injunctive relief, in addition to any other remedies available at law and/or hereunder, in connection with any breach or alleged breach by you of your obligations under this Agreement.

         14. The Company will reimburse you for your reasonable legal fees associated with the change of your role with the Company and the preparation of this Agreement, up to $10,000, upon presentation of a statement for legal services rendered.

         To accept the Agreement, please date and sign this letter and return it to me (An extra copy for your files is enclosed).


                                             Very truly yours,

                                             iVILLAGE INC.



                                             By:  /s/ Steven Elkes
                                                  ------------------------
                                             Name: Steven Elkes
                                             Title: Executive Vice President --
                                                      Operations and Business
                                                      Affairs



         By signing this letter, I acknowledge that I have had the opportunity to review this Agreement carefully with an attorney of my choice; that I have read this Agreement and understand the terms of the Agreement; and that I voluntarily agree to them.


         By: /s/ Candice Carpenter                   Date: 10/7/00
             -----------------------                       ---------------------
             Candice Carpenter

                                                                    ATTACHMENT A
--------------------------------------------------------------------------------

Speaking Engagements - Candice Carpenter
----------------------------------------

October 3, 2000 - February 20, 2001

----------------- -------------------------------------- -----------------------
Date              Conference                             Panel/Keynote/Solo
----------------- -------------------------------------- -----------------------
Oct. 3, '00       Internet Content East 2000             Keynote
                  New York City

----------------- -------------------------------------- -----------------------
Oct. 5, '00       Business Week CEO Summit               Keynote
                  New York City
----------------- -------------------------------------- -----------------------
Oct. 14, '00      Radcliff Alumni Women & Web:           Opening Keynote
                  "Navigating the Cyber Revolution"
                  Cambridge, MA
----------------- -------------------------------------- -----------------------
Oct. 16-17, '00   Gartner Group Symposium/Itxpo 2000     Mastermind Keynote
                  Orlando, FL                            Panel
----------------- -------------------------------------- -----------------------
Oct. 18-20, '00   Women & Co./Fortune Executive Summit   Attendees
                  Palm Beach, FL
----------------- -------------------------------------- -----------------------
Oct. 21, '00      Stanford U's "Making the Most of the   Panel
                  Dot.com Economy"
                  Stanford, CA
----------------- -------------------------------------- -----------------------
Oct. 23, '00      American Express Internet Marketing    Keynote
                  University
                  New York City
----------------- -------------------------------------- -----------------------

Oct. 28, '00      MIT Enterprise Forum                   Keynote & Entrepreneur
                  Cambridge, MA                          Leadership award
                                                         recipient.
----------------- -------------------------------------- -----------------------

Date               Target Audience                              Comments
-----------------  -------------------------------------------- -------------------------
Oct. 3, '00        500 executives from traditional media,
                   creative content, business strategy,
                   new media start-up and vc companies
-----------------  -------------------------------------------- -------------------------
Oct. 5, '00        125 CEO's                                    May cancel due to Board
                                                                meeting.
-----------------  -------------------------------------------- -------------------------
Oct. 14, '00       150-300 alumni, students, and faculty.

-----------------  -------------------------------------------- -------------------------
Oct. 16-17, '00    CEO's, CIO's, VP's, Directors, and SR.
                   Mgrs. From the IT industry.
-----------------  -------------------------------------------- -------------------------
Oct. 18-20, '00    By invitation only, 200 women execs from     You did panelist last
                   fortune 500 companies.                       yr.
-----------------  -------------------------------------------- -------------------------
Oct. 21, '00       1700+ undergrads, business school
                   students, law school students, and faculty.

-----------------  -------------------------------------------- -------------------------
Oct. 23, '00       200 mgrs., VP's, directors.                  Favor to Karen Quinn

-----------------  -------------------------------------------- -------------------------

Oct. 28, '00       500-600 including early stage technology
                   entrepreneurs, business service providers,
                   funding sources.
-----------------  -------------------------------------------- -------------------------

                                                                    ATTACHMENT A
                                                                            P. 2

------------------ ----------------------------------------- ----------------------------
Nov. 3, '00        London Business School Women in Business  Keynote
                   London, England
------------------ ----------------------------------------- ----------------------------
Nov. 6-8, '00      Forbes 2000 Executive Women's Summit      Summit Advisor
                   Ritz-Carlton Buckhead, Atlanta, GA
------------------ ----------------------------------------- ----------------------------
Nov. 20, '00       Princeton 26th Business Today             Keynote
                   International Conference
                   New York City
------------------ ----------------------------------------- ----------------------------
Dec. 4, '00        Society for Women's Health Research       You are receiving award
                   Dinner
                   New York City
------------------ ----------------------------------------- ----------------------------
Dec. 6, '00        Business Week Digital Economy             Keynote
                   San Francisco, CA

------------------ ----------------------------------------- ----------------------------
Dec. 28, '00 -     Renaissance                               Panelist
Jan. 2, '01
------------------ ----------------------------------------- ----------------------------
Jan. 25-30, '01    World Economic Forum Annual Meeting       Panel
                   Davos, Switzerland
------------------ ----------------------------------------- ----------------------------
Feb. 8, '01        Yale Speakers Forum                       Keynote
                   New Haven, CT
------------------ ----------------------------------------- ----------------------------
Feb. 20, '01       British-American Chamber Speaker Evening  Keynote
                   New York City
------------------ ----------------------------------------- ----------------------------

------------------ -------------------------------------------- -------------------------
Nov. 3, '00        200 students, alumni

------------------ -------------------------------------------- -------------------------
Nov. 6-8, '00      250-275 executive women                      Attendance optional

------------------ -------------------------------------------- -------------------------
Nov. 20, '00       275 students and business executives

------------------ -------------------------------------------- -------------------------
Dec. 4, '00                                                     Arranged by G. Grehanm

------------------ -------------------------------------------- -------------------------
Dec. 6, '00        500 executives whose companies earn $250
                   MM as well as leaders from government,
                   academia, and orgs.
------------------ -------------------------------------------- -------------------------
Dec. 28, '00 -     Journalists, policy advisors
Jan. 2, '01
------------------ -------------------------------------------- -------------------------
Jan. 25-30, '01

------------------ -------------------------------------------- -------------------------
Feb. 8, '01        150 MBA students and faculty

------------------ -------------------------------------------- -------------------------
Feb. 20, '01

------------------ -------------------------------------------- -------------------------